UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 29, 2005
(Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona		85281

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     This Current Report on Form 8-K is to describe director compensation actions taken by the Board of Directors of OrthoLogic Corp. (“OrthoLogic”) at a meeting of OrthoLogic’s Board of Directors (the “Board”) on October 29, 2005 (the “October 29 Board Meeting”).
     At the October 29 Board Meeting, the Board approved a change in the terms of certain outstanding stock options held by the current directors and a former director, Stuart Altman. Prior to the change, the outstanding options held by a director expired on the earlier to occur of two years (three years in certain circumstances) following the date on which the director ceased to serve as such, or the expiration date of the option. After the change, options held by a director who has served as a director for five years at the time he or she ceases to serve as a director will be exercisable until the expiration date of such options. The change will apply only to those outstanding options that have an exercise price greater than $3.27.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2005	ORTHOLOGIC CORP.
/s/ James M. Pusey
James M. Pusey
Chief Executive Officer